EXHIBIT 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that LIFE USA HOLDING, INC., a Minnesota corporation (the "Company"), and each of the undersigned directors of the Company, hereby constitutes and appoints Robert W. MacDonald and Mark A. Zesbaugh and each of them (with full power to each of them to act alone) its/his true and lawful attorney-in-fact and agent, for it/him and on its/his behalf in its/his name, place and stead, in any and all capacities to sign, execute, affix its/his seal thereto and file the Annual Report on Form 10-K for the year ended December 31, 1998 under the Securities Exchange Act of 1934, as amended, including any amendment or amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority.

         There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in respect of the foregoing as fully as it/he or itself/himself might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

         IN WITNESS WHEREOF, LIFE USA HOLDING, INC. has caused this Power of Attorney to be executed in its name by its President on the 23rd day of February, 1999.

                                         LIFE USA HOLDING, INC.



                                         By /s/ Margery G. Hughes
                                            ---------------------
                                            Margery G. Hughes, President

         The undersigned directors of LIFE USA HOLDING, INC. have hereunto set their hands as of the 23rd day of February, 1999.



/s/ Hugh Alexander                         /s/ Jack H. Blaine
-------------------------------------      -------------------------------------
Hugh Alexander                             Jack H. Blaine



/s/ Margery G. Hughes                      /s/ Barbara J. Lautzenheiser
-------------------------------------      -------------------------------------
Margery G. Hughes                          Barbara J. Lautzenheiser



/s/ Robert W. MacDonald                    /s/ Daniel J. Rourke
-------------------------------------      -------------------------------------
Robert W. MacDonald                        Daniel J. Rourke



/s/ Ralph Strangis                         /s/ Donald J. Urban
-------------------------------------      -------------------------------------
Ralph Strangis                             Donald J. Urban



/s/ Mark A. Zesbaugh                       /s/ Edward J. Bonach
-------------------------------------      -------------------------------------
Mark A. Zesbaugh                           Edward J. Bonach



/s/ Robert S. James
-------------------------------------
Robert S. James


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